    As filed with the Securities and Exchange Commission on September 13, 1999
                                                  Registration No.333-______


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                _______________



                              AGL RESOURCES INC.
            (Exact name of registrant as specified in its charter)


     GEORGIA                                          58-2210952
     (State of incorporation)                         (I.R.S. Employer
                                                      Identification No.)


                           817 WEST PEACHTREE STREET
                                  10TH FLOOR
                            ATLANTA, GEORGIA 30308
         (Address of principal executive offices, including zip code)

              AGL RESOURCES INC. LONG-TERM INCENTIVE PLAN (1999)
                           (Full title of the plan)

                                _______________


            Walter M. Higgins
           Chairman and Chief                    Copy to:
           Executive Officer               David M. Calhoun, Esq.
          AGL Resources Inc.             Long Adridge & Norman LLP
       817 West Peachtree Street            303 Peachtree Street
              10th Floor                        Suite 5300
         Atlanta, Georgia 30308            Atlanta, Georgia 30308
             (404) 584-9470                    (404) 527-4000
(Name, address, including zip code, and
 telephone number, including area code,
         of agent for service)

                        CALCULATION OF REGISTRATION FEE


=======================================================================================
Title of                           Proposed          Proposed
securities       Amount            maximum           maximum               Amount of
to be            to be             offering price    aggregate             registration
registered       registered (1)    per share (2)     offering price (2)    fee (2)
=======================================================================================
Common Stock,
$5 par value
per share        2,800,000         $17.90625           $50,137,500           $13,938.23
---------------------------------------------------------------------------------------

(1) The shares of Common Stock being registered represent 2,800,000 shares of Common Stock which may be acquired pursuant to options or awards available for grant in the future under the AGL Resources Inc. Long-Term Incentive Plan (1999) (the "Plan"). An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilution provisions of the Plan become operative.

(2) The offering price of the shares which may be acquired under the Plan is not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common Stock on September 8, 1999 as quoted on the New York Stock Exchange.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          The following documents previously filed with the Securities and Exchange Commission (the "Commission") by AGL Resources Inc. (the "Registrant") are incorporated herein by reference and made a part hereof:

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

          2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

          3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

          5.   The Registrant's Current Report on Form 8-K dated July 29, 1999;
and

          6.   The description of the Registrant's Common Stock as contained in
Item 4 of the Registrant's Registration Statement on Form 8-B (Registration No. 1-14174), as declared effective by the Commission on March 12, 1996.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption or otherwise) as provided in Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The provisions of Article VII of the Registrant's Articles of Amendment and Restatement (the "Articles") are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the Georgia Code outlined above, and Article VII provides that the liability of directors of the Registrant shall be limited to the fullest extent permitted by amendments to Georgia law.

          Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of a director of the Registrant for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including civil actions brought as derivative actions by or in the right of the Registrant) in which he may become involved by reason of being a director of the Registrant. Section 14-2-851 also provides such indemnity for directors who, at the request of the Registrant, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the Registrant and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to the Registrant in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

          Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the Registrant, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) by the majority vote of a quorum of the disinterested members of the board of directors; (ii) if a quorum cannot be obtained, by a committee thereof duly designated by the board of directors, consisting of two or more disinterested directors; (iii) by special legal counsel; or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

          Section 14-2-857 of the Georgia Code provides that an officer of the Registrant (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, the Registrant may, as provided by its Articles, Bylaws, general or specific actions by its Board of Directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

          The provisions of Article IX of the Articles provide for indemnification by the Registrant to the full extent permitted by, and the provisions of Section 2.15 of the Registrant's Bylaws are similar in all substantive respects to, the provisions of the Georgia Code outlined above.

          Officers and directors of the Registrant are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by the Registrant as permitted by the Bylaws of the Registrant and the laws of the State of Georgia.

Item 8.  Exhibits
         --------

Exhibit Number      Description
--------------      -----------

5                   Opinion of Melanie M. Platt, Esq.

23.1                Consent of Deloitte & Touche LLP.

23.2                Consent of Melanie M. Platt, Esq. (included in Exhibit 5).

24                  Powers of Attorney (included with Signature Page hereto).

Item 9.   Undertakings
          ------------

          A.   Rule 415 Offering.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          B.   Subsequent Documents Incorporated by Reference.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.   Indemnification of Officers, Directors and Controlling Persons.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 11, 1999.


                              AGL RESOURCES INC.



                              By: /s/ Walter M. Higgins
                                  ------------------------------------
                                  Walter M. Higgins
                                  President and Chief Executive Officer


                              POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melanie M. Platt and J. Michael Riley, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of AGL Resources Inc. relating to the AGL Resources Inc. Long-Term Incentive Plan (1999) and any and all amendments thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated as of May 11, 1999.

Signatures                     Title
----------                     -----

/s/ Walter M. Higgins          President and Chief Executive Officer
----------------------
Walter M. Higgins              (Principal Executive Officer) and Director


/s/ J. Michael Riley           Senior Vice President and Chief Financial Officer
----------------------
J. Michael Riley               (Principal Accounting and Financial Officer)



/s/ Frank Barron, Jr.          Director
-----------------------
Frank Barron, Jr


/s/ Otis A. Brumby, Jr.        Director
-----------------------
Otis A. Brumby, Jr.

/s/ David R. Jones                Director
------------------------
David R. Jones


-------------------------         Director
Wyck A. Knox, Jr.


/s/ Albert G. Norman, Jr.         Director
-------------------------
Albert G. Norman, Jr.


-------------------------         Director
D. Raymond Riddle


/s/ Betty L. Siegel               Director
-------------------------
Betty L. Siegel



/s/ Ben J. Tarbutton, Jr.         Director
-------------------------
Ben J. Tarbutton, Jr.


/s/ Felker W. Ward, Jr.           Director
-------------------------
Felker W. Ward, Jr.

                                 EXHIBIT INDEX


Exhibit
-------

5               Opinion of Melanie M. Platt, Esq.

23.1            Consent of Deloitte & Touche LLP.

23.2            Consent of Melanie M. Platt, Esq. (included in Exhibit 5).

24              Powers of Attorney (included with Signature Page hereto).